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                                                                    EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


June 26, 2000


Gentlemen:

We have read Item 4 included in the Form 8-K/A, dated June 26, 2000, of TurboChef Technologies, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP




DHM

cc:     Mr. Mark Jacobson
        Interim Chief Financial Officer
        TurboChef Technologies, Inc

        Mr. John Shortley
        Controller
        TurboChef Technologies, Inc.